Exhibit 10.1
FIRST LEASE AMENDMENT
     THIS FIRST LEASE AMENDMENT (the “Amendment”) is executed this 11th day of September, 2007 by and between DUGAN FINANCING LLC, a Delaware limited liability company (“Landlord”), and VIACELL, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H :
     WHEREAS, Landlord and Tenant entered into a certain lease dated April 12, 2002 (the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 12,375 square feet of space (the “Original Premises”) in a building commonly known as Building No. 4 (the “Building”) located in Skyport 275 Business Park (the “Park”), located at 2375 Progress Drive, Hebron, Kentucky 41048; and
     WHEREAS, Tenant desires to expand the Original Premises by approximately 8,250 square feet of space (the “Additional Space”); and
     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and other changes to the Lease;
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:
     1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.
     2. Amendment of Section 1.01. Basic Lease Provisions and Definitions.
          (a) Commencing on the Additional Space Commencement Date (as defined below), Section 1.01 of the Lease is hereby amended by incorporating Exhibit A-1, attached hereto and incorporated herein by reference, on which the Additional Space is depicted. Collectively, the Original Premises and the Additional Space shall hereinafter be referred to as the “Leased Premises”. References in the Lease to the “Commencement Date” shall mean June 1, 2002 for the Original Premises and the Additional Space Commencement Date for the Additional Space.
          (b) Commencing on the Additional Space Commencement Date, Section 1.01 of the Lease is further amended by deleting subsections A, B, C, D, E, G, H and M and substituting the following in lieu thereof:
“A.	Leased Premises (as depicted on Exhibit A attached to the Lease and Exhibit A-1 attached hereto): 2375 Progress Drive, Hebron, Kentucky 41048; Building No. 4 (the “Building”) located in Skyport 275 Business Park, Hebron, Kentucky 41048 (the “Park”);

B.	Rentable Area: approximately 20,625 square feet;

C.	Tenant’s Proportionate Share: 28.41%;

D.	Minimum Annual Rent:

Original Premises:

September 1, 2007 - August 31, 2011	$91,822.56 per year
September 1, 2011 - May 31, 2012	$68,866.92 (9 months)

Additional Space:

September 1, 2007 - August 31, 2008	$66,825.00
September 1, 2008 - August 31, 2010	$68,887.56 per year;
E.	Monthly Rental Installments:

Original Premises:

September 1, 2007 - May 31, 2012	$7,651.88 per month

Additional Space:

September 1, 2007 - August 31, 2008	$5,568.75 per month
September 1, 2008 - August 31, 2010	$5,740.63 per month;
G.	Lease Term:

Original Premises: Commencement Date through May 31, 2012 Additional Space: Additional Space Commencement Date through August 31, 2010;

H.	Commencement Date:

Original Premises: June 1, 2002 Additional Space: September 1, 2007 (the “Additional Space Commencement Date”);

M.	Address for payments and notices as follows:

Landlord:	Dugan Financing LLC
c/o Duke Realty Services, LLC
Attn.: Vice President, Asset Management and Customer
Service - Cincinnati Industrial Market
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242

With a copy to:	Dugan Financing LLC
c/o Duke Realty Services, LLC
Attn.: David Fronek
600 East 96th Street, Suite 100
Indianapolis, IN 46240

With payments to:	Dugan Financing LLC
75 Remittance Drive, Suite 1128

Chicago, IL 60675-1128

Tenant:	ViaCell, Inc.
Attn: Jim Corbett
245 First Street, 15th Floor
Cambridge, MA 02142

With a copy to:	ViaCell, Inc.
Attn: General Counsel
245 First Street, 15th Floor
Cambridge, MA 02142

With invoices to:	ViaCell, Inc.
Attn: Accounts Payable
245 First Street, 15th Floor
Cambridge, MA 02142;”
     3. In the event that the Tenant does not exercise its option to extend the term of the Additional Space for the Additional Space Extension Term (as defined in Section 16.21), as set forth in Section 16.21, commencing on September 1, 2010, Section 1.01 of the Lease will be further amended by deleting subsections A, B and C and substituting the following in lieu thereof:
“A.	Leased Premises (as depicted on Exhibit A attached to the Lease):
2375 Progress Drive, Hebron, Kentucky 41048; Building No. 4 (the “Building”) located in Skyport 275 Business Park, Hebron, Kentucky 41048 (the “Park”);

B.	Rentable Area: approximately 12,375 square feet;

C.	Tenant’s Proportionate Share: 17.05%;”
     4. Amendment of Section 2.02. Construction of Tenant Improvements. Section 2.02 of the Lease is hereby amended by adding the following language to the end of the section:
     “Notwithstanding the foregoing, with respect to the Additional Space, the following shall apply: Tenant has personally inspected the Additional Space and accepts the same “AS IS” without representation or warranty by Landlord of any kind. Tenant may make tenant finish improvements and equipment installations in the Additional Space (collectively, the “Additional Space Improvements”). The Additional Space Improvements shall comply with the provisions of Section 7.03 of the Lease. Landlord agrees to reimburse Tenant in an amount not to exceed Twelve Thousand Three Hundred Seventy-five Dollars ($12,375.00) (the “Additional Space Allowance”) for the costs incurred by Tenant for the Additional Space Improvements. Landlord shall pay the Additional Space Allowance to Tenant within thirty (30) days after receipt of paid invoices from Tenant (all such paid invoices shall be submitted to Landlord on or before the date which is six (6) months immediately after the Improvement Completion Date [as defined below]) and Landlord’s inspection of the completed work, if applicable, to the Additional Space. All plans and specifications for the Additional Space Improvements to be made by Tenant shall be subject to Landlord’s reasonable approval (which approval shall not be unreasonably withheld or delayed). Landlord, or its affiliate, shall be permitted to bid on the construction of the Additional Space Improvements. Tenant shall consider Landlord’s bid in good faith and in the event that another contractor’s bid is lower than the bid submitted by Landlord or one of its affiliates, Landlord or its affiliate shall have the right to revise its bid to match the other contractor’s bid by providing Tenant with written notice of its desire to match the bid, which notice shall contain a revised written bid containing the matching offer, within five (5) business days of notification by Tenant that the other contractor’s bid was lower than the bid of Landlord or its affiliate (“Notice”) and Landlord’s bid, if revised to match the other contractor’s bid within the 5-day period after receipt of Notice and given to Tenant in writing in the manner described in this sentence, shall be accepted by Tenant. In the event that a contractor other than Landlord or one of its affiliates performs the Additional Space Improvements, Tenant shall pay Landlord a fee for its supervision of the project equal to five percent (5%) of the cost of the Additional Space Improvements (the “Fee”). Tenant shall be responsible for all costs of the Additional Space Improvements in excess of the Additional Space Allowance. At Landlord’s option, the Fee shall either be (i) applied against the Additional Space Allowance, or (ii) billed to Tenant after substantial completion of the Additional Space Improvements (in which event Tenant shall pay the Fee to Landlord within thirty (30) days following Landlord’s delivery of an invoice to Tenant). If a contractor other than Landlord or one of its affiliates is selected to construct the Additional Space Improvements, Tenant and its personnel and the contractor, its subcontractors and their respective personnel shall have the right to enter the Additional Space in order to install the Additional Space Improvements. If and to the extent permitted by applicable laws, rules and ordinances and after the execution of this Amendment by the parties, Tenant shall have the right to enter the Additional Space in order to install fixtures (such as racking) and otherwise prepare the Additional Space for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Additional Space Commencement Date (a) Tenant shall comply with all terms and conditions of the Lease other than the obligation to pay rent on the Additional Space, and (b) Tenant shall not interfere with Landlord’s completion of the Additional Space Improvements. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant. Tenant shall cause its personnel and the personnel of the contractors and subcontractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and Tenant shall not begin operation of its business in the Additional Space unless and until Tenant delivers to Landlord an original certificate of occupancy, if applicable, for the Additional Space. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to Tenant’s occupancy of the Additional Space. If Landlord or one of its affiliates is selected to construct the Additional Space Improvements, Landlord or its affiliate shall receive reasonable and competitive compensation for its services, but shall in no event be entitled to receive any amounts in excess of the amount set forth in the bid accepted by Tenant unless the variance is in compliance with the definitive agreement between the parties related to the Additional Space Improvements, which fee(s) shall be applied against the Additional Space Allowance. Any costs of said work performed by Landlord or its affiliates in excess of the Additional Space Allowance shall be borne by Tenant and reimbursed to Landlord or paid to Landlord’s designee within thirty (30) days of receipt of an itemized statement therefor. Landlord and Tenant shall in good faith cooperate to cause the Additional Space Improvements to be completed at the earliest reasonably practical date. Tenant shall be entitled to the Additional Space Allowance only if the Additional Space Improvements are substantially complete on or before the Improvement Completion Date and Tenant submits paid invoices to Landlord seeking reimbursement of the Additional Space Allowance on or before the date which is three (3) months immediately after February 29, 2008 (the “Improvement Completion Date”). The foregoing limitation on Tenant’s right to receive the Additional Space Allowance shall not apply if the failure to substantially complete the Additional Space Improvements by the Improvement Completion Date arises from the negligence or willful misconduct of Landlord or its affiliates.”
     5. Amendment of Section 2.03. Surrender of Premises. The fourth (4th) sentence of Section 2.03 of the Lease is hereby deleted and the following is substituted in lieu thereof:
     “Landlord reserves the right to require Tenant to remove, at Tenant’s expense, the clean room, the entrance and exit associated therewith, the wall around the freezers, and all or a portion of the Additional Space Improvements prior to the expiration or earlier termination of this Lease and other items to be removed as indicated on Exhibit B-1.”
     6. Amendment of Section 16.14. Option to Extend. The first (1st) sentence of Subsection A of Section 16.14 of the Lease is hereby deleted and the following is substituted in lieu thereof:
     “A. Grant and Exercise of Option. Provided that (i) Tenant is not in Default hereunder, and (ii) Tenant originally named herein or a Permitted Transferee remains in possession of (a) the Original Premises since the Commencement Date and continuing through the entire term of the Original Premises, and (b) the Additional Space since the Additional Space Commencement Date and continuing through the entire term of the Original Premises, Tenant shall have the option to extend the Lease Term of the Leased Premises for two (2) additional periods of five (5) years each (the “Extension Term(s)); provided, however, condition (ii)(b) above shall apply only if the term of the Additional Space has been extended, either pursuant to Section 16.21 hereof or by agreement of the parties, for the Additional Space Extension Term.”
     7. Incorporation into Article 16. Miscellaneous. Article 16 of the Lease is hereby amended by adding the following additional sections:
     “Section 16.21. Option to Extend the Term of the Additional Space.
     (a) Grant and Exercise of Option. Provided that (i) Tenant is not in Default hereunder, and (ii) Tenant originally named herein or its Permitted Transferee remains in possession of the Additional Space and the Original Premises throughout the term of the Additional Space, Tenant shall have one (1) option to extend the term of the Additional Space through May 31, 2012 (the “Additional Space Extension Term”). The Additional Space Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend the term of the Additional Space only, (y) any improvement allowances or other concessions applicable to the Additional Space under the Lease shall not apply to the Additional Space Extension Term, and (z) the Minimum Annual Rent for the Additional Space shall be adjusted as set forth below (“Additional Space Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than March 1, 2010, written notice of Tenant’s desire to extend the term of the Additional Space. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend the term of the Additional Space, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Additional Space Extension Term.
     (b) Additional Space Rent Adjustment. The Minimum Annual Rent for the Additional Space during the Additional Space Extension Term shall be as follows:

September 1, 2010 - August 31, 2011	$68,887.56
September 1, 2011 - May 31, 2012	$51,665.67 (9 months);”
     “Section 16.22. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.”
     8. Amendment of Section 16.15. Right of First Offer. Section 16.15 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.
     9. Amendment of Section 16.20. Temporary Space. Section 16.20 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.
     10. Acknowledgment of Completion of Improvements. Tenant hereby acknowledges that (i) the improvements designated as Landlord’s obligations in Exhibit B of the Lease have been completed in a satisfactory manner, and (ii) any and all amounts owed by Landlord to Tenant under Exhibit B of the Lease, including but not limited to the Work Allowance, have either been paid by Landlord or forfeited.
     11. Brokerage Commissions. The parties hereby represent and warrant that the only real estate broker involved in the negotiation and execution of this Amendment is Duke Realty Services, LLC, representing Landlord. Each party shall indemnify the other party from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. All compensation owed to Duke Realty Services, LLC and any other broker or agent acting in a similar capacity on behalf of the Landlord, shall be paid by the Landlord.
     12. Representations and Warranties. The undersigned person executing this Amendment on behalf of Tenant represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority. The undersigned person executing this Amendment on behalf of Landlord represents and warrants to Tenant that (i) no consent of any other party, including but not limited to any mortgagee of the Landlord, is needed to enter into this Amendment or, if such consent is needed, it has been obtained by Landlord; (ii) Landlord is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (iii) all action necessary to authorize the execution of this Amendment has been taken by Landlord; and (iv) the individual executing and delivering this Amendment on behalf of Landlord has been authorized to do so, and such execution and delivery shall bind Landlord. Landlord, at Tenant’s request, shall provide Tenant with evidence of such authority.
     13. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.
     14. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.
     15. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.
(SIGNATURES CONTAINED ON FOLLOWING PAGE)

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUGAN FINANCING LLC,
a Delaware limited liability company

By:	Dugan Realty, L.L.C., its sole member

	By:	Duke Realty Limited Partnership, its manager

		By:	Duke Realty Corporation, its general partner

By: /s/ Jon C. Burger

Senior Vice President
Cincinnati Group

TENANT:

VIACELL, INC.,
a Delaware corporation

By: /s/ Marc D. Beer

Title: President and Chief Executive Officer

EXHIBIT "A1"

ADDITIONAL SPACE
SUITE 2379
11,550 SF
SUITE 2377
8,250 SF
SUITE 2375
VIACELL
12,375 SF
SUITE 2373
12,375 SF
SUITE 2369
6,021 SF
SUITE 2367
6,479 SF
SUITE 2365A
4,125 SF
SUITE 2365
11,550 SF

FLOOR PLAN
NTS

BASE SHEET
SCALE: NTS
4/6/07

SKYPORT 275 BUSINESS PARK • BUILDING 4
2365-2379 PROGRESS DRIVE
HEBRON, KY
72,500 TOTAL SF

Duke